                                                                  Exhibit 99(ii)







INDEPENDENT AUDITORS' REPORT
----------------------------


We have audited, in accordance with generally accepted auditing standards, the consolidated financial statements of Merrill Lynch & Co., Inc. and subsidiaries ("Merrill Lynch") as of December 27, 1996, and December 29, 1995, and for each of the three years in the period ended December 27, 1996, and have issued our report thereon dated February 24, 1997. Such financial statements and our report, included herein as part of Exhibit 99(i) to Merrill Lynch's Current Report on Form 8-K dated March 14, 1997, are included in Merrill Lynch's
1996 Annual Report to Stockholders.

We have also previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheets of Merrill Lynch & Co., Inc. and subsidiaries as of December 30, 1994, December 31, 1993 and December 25, 1992 and the related statements of consolidated earnings, changes in consolidated stockholders' equity and consolidated cash flows for each of the two years in the period ended December 31, 1993 (none of which are presented or incorporated by reference herein); and we expressed unqualified opinions on those consolidated financial statements. In our opinion, the information set forth in the Selected Financial Data under the captions Operating Results, Financial Position and Common Share Data, included herein as Exhibit 99(i), is fairly stated in all material respects in relation to the consolidated financial statements from which it has been derived.


/S/ Deloitte & Touche LLP

New York, New York
February 24, 1997